Exhibit 21.1

SUBSIDIARIES OF INNOPHOS, INC.

INNOPHOS CANADA, INC.

INNOPHOS MEXICO HOLDINGS, LLC

INNOPHOS MEXICANA S.A. DE C.V. (F/K/A RHODIA MEXICANA S.A. DE C.V.)

INNOPHOS TGI, S. DE R.L. DE C.V. (F/K/A RHODIA TGI S.A. DE C.V.)

INNOPHOS FOSFATADOS DE MEXICO, S. DE R.L. DE C.V. (F/K/A RHODIA FOSFATADOS DE MEXICO S.A. DE C.V.)

INNOPHOS SERVICIOS DE MEXICO, S. DE R.L. DE C.V. (F/K/A RHODIA SERVICIOS DE MEXICO S.A. DE C.V.)

INNOPHOS DICAL, S. DE R.L. DE C.V.

INNOPHOS MATERIALES, S. DE R.L. DE C.V.

SUBSIDIARIES OF INNOPHOS MEXICO HOLDINGS, LLC

INNOPHOS MEXICANA S.A. DE C.V. (F/K/A RHODIA MEXICANA S.A. DE C.V.)

INNOPHOS TGI, S. DE R.L. DE C.V. (F/K/A RHODIA TGI S.A. DE C.V.)

INNOPHOS FOSFATADOS DE MEXICO, S. DE R.L. DE C.V. (F/K/A RHODIA FOSFATADOS DE MEXICO S.A. DE C.V.)

INNOPHOS SERVICIOS DE MEXICO, S. DE R.L. DE C.V. (F/K/A RHODIA SERVICIOS DE MEXICO S.A. DE C.V.)

INNOPHOS DICAL, S. DE R.L. DE C.V.

INNOPHOS MATERIALES, S. DE R.L. DE C.V.